UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: June 27, 2006
(Date of earliest event reported)

CELLCO PARTNERSHIP
 (Exact name of registrant as specified in its charter)

Delaware	333-92214	22-3372889
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
organization)

One Verizon Way
Basking Ridge, NJ		07920
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (908) 559-7000

Not applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On June 27, 2006, we received notice from an affiliate of Vodafone Group (“Vodafone”) that it has designated Paul Donovan to become a member of the Verizon Wireless Board of Representatives (the “Board”) effective July 28, 2006, pursuant to Section 3.3 of the Cellco Partnership Amended and Restated Partnership Agreement dated April 3, 2000, as amended. Mr. Donovan will replace Sir Julian Horn-Smith, who will resign from the Board at the conclusion of a meeting of the Board on July 27, 2006.

Mr. Donovan, 47, is currently Chief Executive Officer for Eastern Europe, Middle East, Asia-Pacific and Affiliates, comprising Vodafone’s operations in emerging and developing markets and its equity investment portfolio in Europe, Africa, Asia and the Americas, a position he has held since May 1, 2006. Mr. Donovan joined Vodafone in 1999 as Managing Director – Commercial, and was appointed Chief Executive of Vodafone Ireland in 2001 and became Chief Executive Officer, Other Vodafone Subsidiaries in January 2005 managing 14 of Vodafone’s controlled entities. He holds a Bachelors degree in Scandinavian Studies and a Masters Degree in Business Administration.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CELLCO PARTNERSHIP

Date:	June 27, 2006	By:	/s/ Steven E. Zipperstein

			Name:	Steven E. Zipperstein
			Title:	Vice President – Legal & External Affairs, General Counsel and Secretary